Exhibit (10) (xvi)



                 UNITED TECHNOLOGIES CORPORATION
                        SPECIAL RETENTION
                  AND STOCK APPRECIATION PROGRAM


INTRODUCTION
The Board of Directors Committee on Compensation and Executive Development (the `Committee') of United Technologies Corporation (the `Corporation') has established a special award program for certain key employees whose continued performance and retention is deemed to be important to the future success of the Corporation. The purpose of the Special Retention and Stock Appreciation Program (the `Program') is: (i) to provide certain of the Corporation's employees as selected by the Committee (the `Participants') with a specific performance based incentive award directly linked to shareowner value; and (ii) to enhance the Corporation's ability to retain those of its most valuable employees whom the Committee has selected to participate herein.

PROGRAM AWARDS
Under the Program, certain of the Corporation's senior executives, as determined by the Committee, will be awarded stock appreciation units (the `Units'), as more fully described hereafter and in each Participant's Statement of Award (an `Award'). Units are performance-based Awards that will vest if the Corporation or the Participant's business unit achieves certain objectives as established by the Committee (the `Performance Target'). The Performance Target applicable to an Award and the date by which such Performance Target must be achieved (the `Award Expiration Date') are described in the Statement of Award (see `Vesting of Units'). Awards may also be subject to a combination of time-based vesting criteria and performance-based vesting criteria. The Units can be settled only in cash. In no event may the Committee grant Awards of more than 1,000,000 Units in any calendar year.

VESTING OF UNITS
Units will vest and become immediately redeemable following the achievement of the performance-based and time-based vesting criteria (if applicable), as set forth in the Statement of Award (the `Vesting Date'). Performance-based vesting criteria may be based on a Performance Target such as a specified increase in the value of the Corporation's Common Stock, total shareholder return, or other quantitative performance criteria applicable to the Corporation or the Participant's business unit, as specified by the Committee. If the applicable Performance Target is not achieved prior to the Award Expiration Date or termination of employment, the Units will be forfeited without value (except in the case of death, disability, the occurrence of an event described in `Change of Control' or if otherwise extended by the Committee, as hereafter provided).

VALUE AND PAYMENT OF UNITS
Beginning on the Vesting Date (but in no event prior to the earlier of the date that is six months following the date of the Award or the date of termination of employment by reason of disability, retirement or death), a Participant will be entitled to redeem all or a portion of the Units and receive in exchange a cash payment per Unit equal to the excess of the closing price of Common Stock on the New York Stock Exchange on the date the Participant notifies the Director, Compensation of his or her intention to redeem Units over the closing price of Common Stock on the date the Committee awards the Unit (the `Unit Value'). Following the Vesting Date, the value of the Units will be continuously variable by reference to the price of Common Stock. Accordingly, there can be no guarantee that the future value of the Units will not be less than the value on the Vesting Date.


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EXPIRATION OF PROGRAM
The Program expires on June 27, 2005 (the `Program Expiration Date'). No Awards shall be granted after the Program Expiration Date.

EXPIRATION OF AWARDS
Participants will automatically receive a cash payment promptly following an Award Expiration Date equal to the aggregate Unit Value of outstanding vested Units, determined as of the Award Expiration Date.

TERMINATION OF EMPLOYMENT
A.Termination Before Vesting Date
If a Participant's employment with the Corporation terminates prior to the Vesting Date (other than by reason of the death or disability of the Participant or the occurrence of an event described in `Change of Control', as hereafter provided for), all non-vested Units held by the Participant will be forfeited without value as of the termination date, unless the Committee, in its sole discretion, decides to either: (i) extend all or a portion of the non-vested Units for a period of time, as determined by the Committee (not to exceed the Award Expiration Date), in which case such Units will vest if the applicable Performance Target is achieved during the extension period; or (ii) immediately vest all or a portion of the Units without regard to the achievement of the Performance Target, in which case the vested Units will be immediately redeemable, for a period of time as specified by the Committee.

B.Termination After Vesting Date
If a Participant's employment with the Corporation terminates on or after the Vesting Date, the vested Units will be redeemable by the Participant for a period of time following the Termination Date, as determined by the Committee, in its sole discretion (but not beyond the Award Expiration
Date).

C.Death
In the event of the death of a Participant, all Units of such Participant then outstanding will be immediately vested (without regard to whether any applicable Performance Target or other vesting criteria have been achieved), effective as of the date of death. Such Units may be redeemed at the applicable Unit Value by the Participant's estate for a period of up to one year following the date of death.

D.Disability
In the event of the termination of a Participant's employment as a result of the Participant's total and permanent disability (as determined under the Corporation's long term disability program), the Participant's then outstanding Units shall be extended until the Award Expiration Date.

CHANGE OF CONTROL
Notwithstanding any other provision herein to the contrary, in the event of a Change of Control of the Corporation, Participants will be fully vested in their Units without regard to the achievement of any Performance Target or other vesting criteria and Participants will be entitled to redeem then outstanding Units at any time following the Change of Control until the Award Expiration Date. The Committee will provide for such other adjustments or modifications with respect to outstanding Units as the Committee may deem appropriate to assure fair and equitable treatment of Participants under the Program in response to: (i) a Change of Control;
(ii) an event, which if consummated, would constitute a Change of Control;
or (iii) any other significant change pertaining to the ownership of the Corporation and the involuntary or constructive termination of the Participant within two years of such change. With respect to Participants


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who participate in the Corporation's Senior Executive Severance Plan,
amounts realized from the redemption of Units following accelerated vesting pursuant to this Section are subject to additional `gross up' payments to the extent that excise taxes may be imposed under Internal Revenue Code
Section 4999, the amount of such gross up payments to be determined in accordance with the procedures set forth in the Corporation's Senior Executive Severance Program.

For purposes of the Plan, a `Change of Control' means the acquisition of 20% or more of the Corporation's outstanding voting shares by a person or group (as defined in Section 13 (d) (3) of the Securities Exchange Act of
1934) of which such person is a member or a change in the majority of the Board of Directors such that, within any consecutive two-year period, the members of the new majority are not approved by two-thirds of the members incumbent at the beginning of such two-year period. Members approved after such date by two-thirds of such incumbents as of the beginning of such two-year period shall be deemed to be incumbents as of the beginning of such two-year period for purposes of this computation. A merger or consolidation of the Corporation with another company where the Corporation is not the surviving company, a sale of substantially all of the assets of the Corporation, a dissolution or liquidation of the Corporation or other event or transaction having similar effect also constitutes a `Change of Control' for purposes of this Program.

ADJUSTMENT OF PERFORMANCE TARGET, NUMBER OF UNITS
If the Corporation effects a subdivision or consolidation of shares of Common Stock, the number of Units and any Performance Target established by reference to the value of Common Stock on the date of the Award shall be adjusted by the Committee so that the relative value of a Unit, a share of Common Stock and the Performance Target are not affected as a result of any significant change to the Corporation's capital structure. In the case of a stock split with respect to Common Stock, the number of Units will be proportionately increased and the Performance Target and the Unit grant price will be proportionately decreased. Conversely, in the case of a reverse stock split with respect to Common Stock, the number of Units will be decreased proportionately and the Performance Target and the Unit grant price will be increased proportionately. The Committee shall make such adjustments with respect to Units awarded hereunder as it deems necessary or appropriate to prevent the enlargement or dilution of the rights of Participants in the Program in the event of a change in the Corporation's capital structure resulting from: the payment of a special dividend (other than regular quarterly dividends) or other special distributions to shareowners without receiving consideration therefore; the spin-off of a subsidiary; the sale of a substantial portion of the Corporation's assets; the merger, consolidation or acquisition of the Corporation; or other extraordinary non-recurring events or transactions affecting the Corporation's capital structure that the Committee determines to be significant for purposes of this Program.

NONASSIGNABILITY
No assignment or transfer of any interest of the Participant in any of the rights represented by any Award hereunder or any Deferred Account that may be established (as hereinafter described), whether voluntary or involuntary, by operation of law or otherwise shall be permitted except by will or by the laws of descent and distribution. Any attempt to assign such interests shall be void and shall be without force or effect.

AWARDS NOT TO AFFECT OR BE AFFECTED BY CERTAIN TRANSACTIONS
Neither the Program nor the award of Units hereunder shall affect in any way the right or power of the Corporation or its shareowners to make or


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authorize:  (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business;
(b) any merger or consolidation of the Corporation; (c) any issue of bonds, debentures, preferred or prior preference stocks holding any priority or preferred to, or otherwise affecting in any respect the Common Stock of the Corporation or the rights of the holders of such Common Stock; (d) the dissolution or liquidation of the Corporation; (e) any sale or transfer of all or any part of its assets or business; or (f) any other corporate act or proceeding.

NOTICES
Every notice or other communication relating to this Program and any Award hereunder shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party. Unless and until some other address has been so designated, all notices by the Participant to the Corporation shall be mailed to or delivered to the Corporation's Director, Compensation at United Technologies Building, MS 504, Hartford, Connecticut 06101, and all notices by the Corporation to the Participant shall be given to the Participant personally or be mailed to the Participant at his or her address as shown on the records of the Corporation.

ADMINISTRATION
This Program and all rights in respect of Units awarded hereunder shall be interpreted and administered by the Committee. The Committee shall establish such procedures as it deems necessary and appropriate to administer the Units in a manner that is consistent with the objectives of the Program.

Any question of administration or interpretation arising under this Program shall be determined by the Committee, such determination to be final and binding upon all parties in interest. The Program is intended to meet the requirements of Rule 16a-1(c)(3)(i) under Section 16(a) of the Securities Exchange Act of 1934, as amended, and shall be interpreted accordingly.

TAXES/WITHHOLDING
The Participant shall be responsible for any income or other tax liability attributable to amounts realized from the Units, except to the extent provided in `Change of Control' with respect to gross up payments for excise taxes under Section 4999 of the Internal Revenue Code. The Corporation shall take such steps as are appropriate to assure compliance with applicable federal, state and local tax withholding requirements. The Corporation shall, to the extent required by law, have the right to deduct directly from any payment due the Participant or from the Participant's regular compensation, all federal, state and local taxes of any kind required by law to be withheld with respect to payments in respect of the redemption of Units.

LIMITATIONS IMPOSED BY SECTION 162(m)
No Award shall be granted hereunder to any individual who at the time of the Award is a `covered employee' within the meaning of Section 162(m) of the Internal Revenue Code. Notwithstanding any other provision hereunder, if and to the extent that the Committee determines that the Company's federal tax deduction in respect of the payment of any amounts due upon the redemption of a Unit may be limited as a result of Section 162(m) of the Internal Revenue Code, the Committee and the Participant may agree to delay the payment in respect of such Units until a date that is within 30 days after the earlier to occur of: (i) the date the Participant ceases to be a `covered employee' within the meaning of Section 162(m) of the Code; or (ii) the occurrence of a Change in Control. In the event that a


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Participant desires to redeem Units at a time when the Participant is a
`covered employee,' and the Committee and the Participant agree to delay the payment in respect of such Units, the Committee shall then establish a book account for such Participant (the `Deferred Account'). The amount initially credited to such account will equal the cash amount that would otherwise have been paid to the Participant. The Committee will credit additional amounts to such Deferred Account as it may determine in its sole discretion, provided however, that in no event will the amount so credited be less than the average interest rate on 10 year U.S. Treasury Bonds over the preceding 12 month period, plus 1%. Any Deferred Account created hereunder will not be funded in advance and represents only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In this regard, the Participants' interests in a Deferred Account will be those of a general, unsecured creditor of the Corporation.

RIGHT OF DISCHARGE RESERVED
Nothing in the Program or in any Award granted hereunder shall confer upon any Participant the right to continue in the employment or service of the Corporation or any affiliate thereof for any period of time or affect any right that the Corporation may have to terminate the employment or service of such Participant at any time for any reason.

RIGHT OF COMMITTEE TO REVOKE AWARDS
Notwithstanding any other provision herein, the Committee reserves the right, prior to a Change of Control of the Corporation, to cancel any Award, whether or not the Performance Target has been achieved or the Award has otherwise vested, if the Committee determines that the Participant has engaged in any act or practice with respect to the affairs of the Corporation, whether or not employed by the Corporation at the time, that is materially detrimental to the Corporation, provided, however that the Committee shall not take any such action in an arbitrary or capricious manner.

NATURE OF PAYMENTS
All Awards made pursuant to the Program are in consideration of services performed for the Corporation. Any gains realized pursuant to such Awards constitute a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Corporation.

UNFUNDED PROGRAM
The Program is unfunded. Neither the Corporation nor the Board of Directors shall separate assets or establish a trust for the purpose of funding the obligations represented by the Units awarded hereunder. The Corporation's liability to the Program Participants in respect of the Units is based solely upon its contractual obligations created by the Program.
In this regard, the Program Participants' rights for payment in respect of the Units or any Deferred Accounts shall be those of a general, unsecured creditor of the Corporation.

AMENDMENT AND TERMINATION
The Committee reserves the right to amend, suspend or terminate the Program at any time provided that any such actions shall not have the effect of reducing the value of Participants' interests in this Program, determined as of the date of any such action. Upon the termination of the Program and without regard to any other provision hereof, the Committee may, in its discretion, elect to cancel all of the outstanding Units by paying each Participant the Unit Value with respect to each canceled Unit.


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GOVERNING LAW
The Program shall be governed by and construed in accordance with the laws of the State of Connecticut.

ELECTION TO PARTICIPATE
An Award recipient may elect to participate in this Program by returning one signed copy of the Statement of Award to the Director, Compensation, United Technologies Corporation, MS-504, United Technologies Building, Hartford, CT 06101.